UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2014, the Compensation Committee of the Board of Directors of CF Industries Holdings, Inc. (the “Company”) approved the amendment and restatement of the CF Industries Holdings, Inc. Supplemental Benefit and Deferral Plan (the “Plan”) to make the following changes to the Plan: (1) extend the existing $400,000 limit on restoration of certain pension benefits under the Plan to all participants in the Company’s pension plans; (2) provide for restoration of certain pension benefits to participants in the Company’s legacy Terra Pension Plan (subject to the $400,000 limit described above); (3) provide for service credit for participants employed by the Company’s affiliate, GrowHow UK Ltd. and (4) clarify the Plan’s beneficiary designation, benefit calculation, investment alternative and amendment provisions.  Each of these changes is effective immediately.

The foregoing description of the Plan is qualified in its entirety by the terms of the Plan, which is incorporated by reference as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	CF Industries Holdings, Inc. Supplemental Benefit and Deferral Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2014	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General
Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	CF Industries Holdings, Inc. Supplemental Benefit and Deferral Plan